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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-83941) and related Prospectus of SLM Holding Corporation for the registration of $600,000,000 of debt securities, common stock, preferred stock or warrants and to the incorporation by reference therein of our report dated January 13, 1997, with respect to the consolidated financial statements of SLM Holding Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


Washington, D.C.
October 15, 1999